SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant
Filed by Party Other than the Registrant X

Check the Appropriate Box:

   Preliminary Proxy Statement
X  Definitive Proxy Statement
   Definitive Additional Materials
   Soliciting Material Pursuant to Rule 14a-12

---------------------------------------------------------------
CONNECTICUT ENERGY CORPORATION

---------------------------------------------------------------
J. Richard Tiano

Payment of Filing Fee (Check the appropriate box) :  NA

   $125 per Exchange Act Rule 0-11(c) (1) (ii), 14a-6(1), or
   14a-6 (j) (2)
   $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6 (i) (3)
   Fee computed on table below per Exchange Act Rules 14a-6 (i) (4)
   and 0-11

(1) Title of each class of securities to which transaction applies:
NA

-------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies: NA

-------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: NA

-------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction: NA

-------------------------------------------------------------------

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the off-setting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid: NA

-------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.: NA

-------------------------------------------------------------------
(3) Filing Party:

-------------------------------------------------------------------
(4) Date Filed:

                        CONNECTICUT ENERGY CORPORATION
                                855 MAIN STREET
                             BRIDGEPORT, CT 06604
                                (203) 579-1732

                NOTICE OF ANNUAL MEETING OF COMMON SHAREHOLDERS
                         (TO BE HELD JANUARY 28, 1997)

                               ----------------

                                                              December 13, 1996

To the Common Shareholders of Connecticut Energy Corporation:

  The Annual Meeting of the Common Shareholders of Connecticut Energy Corporation (the "Company") will be held in the Grand Ballroom of the Trumbull Marriott Hotel, 180 Hawley Lane, Trumbull, CT, on Tuesday, January 28, 1997 at 10:00 A.M. for the following purposes:

  1. To elect the three nominees for Director named in the Proxy Statement.

  2. To consider and act upon a resolution to approve the employment of the firm of Coopers & Lybrand L.L.P. as the independent accountants to audit the books and affairs of the Company and the subsidiaries of both it and of The Southern Connecticut Gas Company for the 1997 fiscal year.

  3. To approve the adoption of the 1997 Restricted Stock Award Plan.

  4. To approve the adoption of the Non-Employee Director Stock Plan.

  5. To transact such other business as may properly be brought before the meeting.

  The Board of Directors has fixed the close of business on December 9, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

  All shareholders are cordially invited to attend the Annual Meeting.

                                          J. Richard Tiano,
                                          Secretary

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, MANAGEMENT WOULD APPRECIATE THE PROMPT RETURN OF THE ENCLOSED PROXY, FILLED IN, DATED AND SIGNED, AN ADDRESSED ENVELOPE IS ENCLOSED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                        CONNECTICUT ENERGY CORPORATION
                                855 MAIN STREET
                             BRIDGEPORT, CT 06604
                                (203) 579-1732

                                PROXY STATEMENT

                                      FOR

                     ANNUAL MEETING OF COMMON SHAREHOLDERS

                               JANUARY 28, 1997

                APPROXIMATE DATE OF MAILING: DECEMBER 13, 1996

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Connecticut Energy Corporation ("Company"), whose principal subsidiary is The Southern Connecticut Gas Company ("Southern"), to be used at the Annual Meeting of the Common Shareholders to be held January 28, 1997 and any adjournment(s) thereof.

  The Board of Directors has fixed the close of business on December 9, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. On December 9, 1996, there were 9,018,933 shares of Common Stock outstanding and entitled to vote.

  Any common shareholder may revoke his or her proxy at any time before it is voted. The Company will consider a proxy to be revoked if it receives a duly executed proxy bearing a later date or a written statement signed by the shareholder or his or her authorized representative clearly indicating the shareholder's intent to revoke an earlier submitted proxy. A shareholder of record on the record date attending the Annual Meeting may revoke his or her proxy and vote in person by informing any of the persons named as proxies on the accompanying proxy card that he or she desires to revoke a previously submitted proxy. Attendance at the Annual Meeting will not of itself revoke a proxy. If the proxy is properly signed and is not revoked, it will be voted at the Annual Meeting in accordance with the shareholder's direction.

  Each share of common stock is entitled to one vote on each question to be presented at the Annual Meeting. A plurality of the vote cast by the shares of common stock entitled to vote, in person or by proxy, at the Annual Meeting will elect directors as long as a quorum is present. A quorum consists of a majority of the votes entitled to be cast on a question. If a quorum exists, action on the employment of independent accountants, the 1997 Restricted Stock Award Plan and the Non-Employee Director Stock Plan will be approved if votes, in person or by proxy, cast by common shareholders favoring the action exceed the votes cast by common shareholders opposing the action. In certain circumstances, a shareholder will be considered to be present at the Annual Meeting for quorum purposes, but will not be deemed to have voted in the election of directors or in connection with other matters presented for approval at the Annual Meeting. Such circumstances will exist where a shareholder is present but specifically abstains from voting, or where shares are represented at a meeting by a proxy conferring authority to vote on certain matters but not for the election of directors or on other matters. Under Connecticut law, such abstentions and non-votes have a neutral effect on the election of management's nominees for directors and on the approval or disapproval of the other matters presented for shareholder action.

  The Company will bear the cost of soliciting proxies. In addition to solicitations by mail, some directors, officers and regular employees of the Company or its subsidiaries, without extra remuneration, may conduct solicitations by telephone and personal interview. The Company may also request brokers, custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares held of record by such persons, and will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

  The Company has engaged Georgeson & Company, Inc. ("Georgeson") to assist it in the solicitation of proxies. Georgeson will solicit the proxies by mail, by telephone, possibly by personal interview and by requesting brokers, custodians, nominees and fiduciaries to forward proxy solicitation material to beneficial owners of shares held of record by such person. The Company will pay Georgeson a fee of $6,500, plus expenses, for such solicitation services.

                           1. ELECTION OF DIRECTORS

  The By-Laws of the Company provide that there shall be ten members of the Board of Directors for the coming year. The Company's Certificate of Incorporation and By-Laws further provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. Each class will serve for three years, with one class being elected each year. The persons elected as Directors will serve until the 2000 Annual Meeting of Shareholders and until their successors have been elected and qualified.

  Pursuant to the recommendation of its Nominating and Salary Committee, the Board of Directors has nominated J. R. Crespo, Richard F. Freeman and Newman
M. Marsilius, III to fill the vacancies on the Board that will exist on January 28, 1997.

  All of the Nominees have indicated their willingness to serve as Directors if elected. If, for any reason, any Nominee should not be a candidate for election at the time of the Annual Meeting, the proxies may be voted, in the discretion of those named as proxies, for a substitute nominee.

  Certain information concerning the Nominees and the Directors continuing in office, including the business experience of each during the past five years, is set forth below.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED BELOW.

                       INFORMATION CONCERNING DIRECTORS

                   TERMS EXPIRING AT THE 2000 ANNUAL MEETING


                J. R. CRESPO is the Chairman of the Boards of Directors and Chief Executive Officer of the Company and its Subsidiaries. He is the President of the Company and Southern. He is Chairman of the Executive Committees of the Boards of Directors of the Company and Southern. Mr. Crespo has been a Director of Southern since January 1989 and a Director of the Company since April 1989. From 1982 through 1988, he was Managing Partner--Utility Regulatory and Advisory Services, Coopers & Lybrand L.L.P. He is 54 years old.



                RICHARD F. FREEMAN is the President and Chief Executive Officer, Greater Bridgeport Area Foundation. He is a principal in the firm of Freeman & Associates and the former President and Chief Executive Officer and Trustee of The Bank Mart. He is a Director of Physicians Health Services.

                Mr. Freeman has been a Director of the Company and Southern since 1979 and is a member of the Executive, Nominating and Salary and Pension Committees and Chairman of the Audit Committees of the Boards of Directors of the Company and Southern. He is 62 years old.

                NEWMAN M. MARSILIUS, III is the President and Chief Executive Officer, Producto-Moore Companies, a specialty tool and machine manufacturer. He is a member of the Boards of Directors of the Bridgeport Regional Business Council and the Connecticut Business & Industry Association. He has been a Director of the Company and Southern since September 1992. He is a member of the Company's and Southern's Audit Committees. He is 50 years old.

                   TERMS EXPIRING AT THE 1998 ANNUAL MEETING


                HENRY CHAUNCEY, JR. is Lecturer and Head of the Management Program, Department of Epidemiology and Public Health, Yale School of Medicine, New Haven, CT. He was the President and Chief Executive Officer of Gaylord Hospital from 1988 to 1994. Previously, from 1982 to 1988, he served as President of Science Park Development Corporation, a Connecticut non-profit corporation formed for the purpose of establishing a high technology business development area in New Haven, CT.


                Mr. Chauncey has been a Director of the Company and Southern since 1986. He is Chairman of the Company's and Southern's Nominating and Salary Committees and is a member of the Company's and Southern's Executive Committees. He is 61 years old.


                RICHARD M. HOYT is the President and Chief Executive Officer of Chapin & Bangs, a steel service center. He is also the Chairman and Chief Executive Officer of Lindquist Steels, Inc., a distributor of tool steel, Vice Chairman of the Board of Directors of Bridgeport Hospital and a Director of Yale New Haven Health System. Mr. Hoyt has been a Director of the Company and Southern since January 1992. He is a member of the Company's and Southern's Pension Committees. He is 54 years old.


                CHRISTOPHER D. TURNER is Project Manager, Energy Sector Restructuring, Bechtel International Consulting Group. Previously, he was Regional Manager, Resource Management International, Manager, Strategic Business Operation, Power Technologies, Inc. and President of C.D. Turner Associates. From 1963 through January 1988, Mr. Turner was employed by Niagara Mohawk Power Corporation and was Vice President of Corporate Development.

                Mr. Turner has been a Director of the Company and Southern since 1989. He is a member of the Executive, Nominating and Salary and Pension Committees of the Boards of Directors of the Company and Southern. He is 53 years old.

                   TERMS EXPIRING AT THE 1999 ANNUAL MEETING


                JAMES P. COMER, M.D. is the Maurice Falk Professor of Child Psychiatry, Yale Child Study Center and Associate Dean, Yale Medical School, New Haven, CT. Dr. Comer has been a Director of the Company since 1979 and a Director of Southern since 1976. He is a member of the Nominating and Salary and Audit Committees of the Boards of Directors of the Company and Southern. He is 62 years old.

                PAUL H. JOHNSON is President and Chief Executive Officer of Gaylord Hospital, Wallingford, CT. Formerly he was Assistant to the Dean, Yale Law School and President and Chief Executive Officer and a Trustee of Connecticut Savings Bank. He is also a Director of Middlesex Mutual Assurance Company and Cooper Instrument Company.

                Mr. Johnson has been a Director of the Company since 1979 and a Director of Southern since 1973. He is a member of the Executive and Audit Committees and Chairman of the Company's and Southern's Pension Committees of the Boards of Directors of the Company and Southern. He is 60 years old.


                SAMUEL M. SUGDEN is Chairman of the international law firm of LeBoeuf, Lamb, Greene & MacRae L.L.P. Mr. Sugden has been a member of the Board of Directors of the Company and Southern since July 1993. He is also a member of the Company's and Southern's Nominating and Salary Committees. He is 54 years old.



                HELEN B. WASSERMAN is a member of the Board of Governors for Higher Education, State of Connecticut. She is also the former Treasurer and a Director of Bridgeways Communications Corp. (Channel 43, WBCT-TV) and a past President of the Jewish Federation of Greater Bridgeport.

                Ms. Wasserman has been a Director of the Company since 1979 and a Director of Southern since 1976. She is a member of the Pension and Audit Committees of the Boards of Directors of the Company and Southern. She is 67 years old.


  The following table sets forth, as of November 29, 1996, information with respect to the beneficial ownership of Common Stock of the Company by the Nominees and Directors of the Company.

                                                            AMOUNT AND NATURE OF
                                                            BENEFICIAL OWNERSHIP
                                                             (UNLESS OTHERWISE
                                                             INDICATED, HOLDER
                                                            HAS SOLE VOTING AND
                                                            INVESTMENT POWERS AS
                                                            TO SHARES LISTED)(1)
                                                            --------------------
Henry Chauncey, Jr.........................................         1,218
Dr. James P. Comer.........................................         1,605
J. R. Crespo...............................................        12,892
Richard F. Freeman.........................................         3,246
Richard M. Hoyt............................................         1,050
Paul H. Johnson............................................         1,422
Newman Marsilius, III......................................         1,265
Samuel M. Sugden...........................................         1,000(2)
Christopher D. Turner......................................         1,250
Helen B. Wasserman.........................................         1,694

--------
(1) No Director owns more than 0.001% of the Common Stock of the Company.
(2) All of these shares are held jointly by Mr. Sugden and his wife.

  As of November 29, 1996, the shares of Common Stock beneficially owned by the executive officers named in the Summary Compensation Table and representing less than 1% of the Common Stock outstanding were: Mr. Trotta-- 4,757; Mr. Tiano--1,493; Mr. Healy--2,150; and Mr. Ammann--1,043. Including such shares, the Directors and executive officers as a group own beneficially 46,258 shares of Common Stock, or 0.005% thereof.

  To the knowledge of the Company, except for Brinson Partners, Incorporated, no person or group of persons is the beneficial owner of more than 5% of the Company's Common Stock. The following table sets forth as of June 30, 1996, certain information as to the number of shares of Common Stock beneficially owned by persons in excess of 5% based on reports filed with the Securities and Exchange Commission or other reliable information:

                                                         TITLE  NUMBER  PERCENT
                                                           OF     OF      OF
   NAME AND ADDRESS                                      CLASS  SHARES   CLASS
   ----------------                                      ------ ------- -------
   Brinson Partners, Inc................................ Common 633,700   7.0%
   209 South LaSalle
   Chicago, Illinois 60604

  Mr. Newman M. Marsilius, III, a Director, did not file a timely Form 4 as required by the Securities Exchange Act of 1934.

COMPENSATION OF DIRECTORS

  The Directors do not receive a retainer for service on the Board of Directors of Connecticut Energy Corporation, nor do they receive any compensation for attendance at meetings of Connecticut Energy Corporation's Board of Directors and meetings of its Committees.

  For the year ending September 30, 1996, Southern's standard arrangement with its Directors, other than Directors who are officers of Southern, for their services was to pay them $500 each for each meeting of the Board of Directors attended. Southern compensated each Committee Chairman $500 for each Committee meeting attended, and Committee members received $400 for each Committee meeting attended. Except for the Chairman of the Board, each Director of Southern, who was not an officer of Southern, was paid an annual retainer of $11,000.

  Southern has an unfunded, non-qualified deferred compensation plan for its Directors, pursuant to which any individual Director may defer up to 100% of his or her Director's fees and/or retainer during each year. The designation is made in advance as to the amount to be deferred, when the Director's account will be distributed and the length of time over which distribution will occur. Amounts deferred plus interest earned are credited to the Director's account, but no specific fund has been created with respect to these accounts, and the Director is considered to be a general creditor of Southern. At this time, Mrs. Wasserman is a participant in the plan, and has elected to defer $7,000 of her retainer.

  Effective October 1, 1992, Southern has an unfunded retirement plan for its non-employee Directors. If a Director attains sixty-five (65) years of age and has received a retainer for five (5) years, then the Director is eligible to retire and receive an annual payment, payable in monthly installments commencing on the first day of the month following such retirement, of an amount equal to the annual retainer in effect during the fiscal year in which the Director attained the age of sixty-five (65). Such payments shall continue for a period of ten (10) years or the life of the eligible Director, whichever is shorter, and no monthly payment shall be made after the month in which an eligible Director dies. If a Director dies before or after payments under the plan are made, no further amounts are payable to the Director's surviving spouse, descendants or estate. The plan is a non-contributory plan and is not intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the fiscal year ending September 30, 1996 the Company's Board of Directors met 7 times. Of the Company's or Southern's incumbent Directors, all Directors attended more than 75% of the aggregate of the total number of (a) meetings of the Boards of Directors and (b) meetings of all Committees of the Boards on which such Director served.

  Both the Company's Board of Directors and Southern's Board of Directors have Audit Committees consisting of the following Directors:

              Richard F. Freeman, Chairman      Dr. James P. Comer
              Helen B. Wasserman                Paul H. Johnson

                           Newman M. Marsilius, III

  The Audit Committees recommend the employment of independent accountants to audit the financial statements (see "Employment of Independent Accountants"), approve the scope of that audit, confer with the auditors respecting their examination of the Company's accounting practices, approve the auditors' fees for performing both audit and non-audit functions, and report their activities to the full Board. The Audit Committees held five meetings during the fiscal year ending September 30, 1996.

  The Company's and Southern's Board of Directors have Nominating and Salary Committees consisting of the following Directors:

              Henry Chauncey, Jr., Chairman     Dr. James P. Comer
              Richard F. Freeman                Christopher D. Turner

                               Samuel M. Sugden

  The Nominating and Salary Committees recommend to the appropriate Board of Directors (a) nominees to fill Board vacancies, (b) the composition of the Board Committees, (c) the election of officers of the Company or of Southern and (d) the salaries paid to the officers of Southern and the other subsidiaries of the Company. The Nominating and Salary Committees held four meetings during the fiscal year ending September 30, 1996.

  The Nominating and Salary Committees will consider recommendations for nominees to serve on the Board of Directors by shareholders who submit such recommendations in writing to the Company's Secretary by November 1 of the year prior to the Annual Meeting of Shareholders for which such recommended person might be proposed by the Committee. Any such written recommendation should contain a brief statement of background and qualifications concerning the person being recommended.

SHAREHOLDER PROPOSALS

  If a shareholder intends to present a proposal for action at the 1998 Annual Meeting of Shareholders, such proposal must be received by the Company on or before August 14, 1997 for inclusion in the Company's Proxy Statement and Form of Proxy for such meeting. The Company reserves the right to omit any proposals from its Proxy Statement and Form of Proxy where such omission is permitted by the rules of the Securities and Exchange Commission.

                                 REPORT OF THE
                        NOMINATING AND SALARY COMMITTEE
                                      ON
                            EXECUTIVE COMPENSATION

  The Nominating and Salary Committee (the Committee) is a standing committee of Southern's Board of Directors composed entirely of outside Directors who are not employees of Southern or any of its affiliates. Mr. Chauncey is the Chairman. Messrs. Comer, Freeman, Sugden and Turner are the other members.

  None of the members participate in any of the executive compensation plans overseen and administered by the Committee with Board of Directors' approval, and none participates in any compensation plan administered by the executives of Southern.

                              COMMITTEE FUNCTIONS

  The Committee is responsible for assuring that Southern's compensation programs are developed, implemented and administered to support the Company's fundamental philosophy that compensation should be effectively linked to corporate and individual performance. The Committee meets on a regularly scheduled basis. The Committee reviews Southern's overall program for salaries and incentive compensation as well as the compensation of the President and Chief Executive Officer, Mr. Crespo, and other senior executives. Reviews of executive performance and compensation occur outside the presence of the executives who are being discussed. The Committee has access to outside professional compensation consultants and meets with these consultants, with and without executives present. The Committee also reviews corporate organization, management development plans and benefits programs. It makes reports and recommendations to Southern's Board of Directors on all of these matters of organization and compensation.

                       CORPORATE COMPENSATION PHILOSOPHY

  Southern's executive compensation program is designed to motivate, reward, and retain the management talent needed to achieve Southern's business objectives and to maintain Southern's position of leadership in the natural gas distribution industry. Retention of executives who have developed the skills and expertise required to lead a capital intensive organization is vital to Southern's competitive strength. Motivation of these individuals is, and will continue to be, key to Southern's success.

  The philosophical basis of the compensation program is to pay for performance and the level of responsibility of an individual's position. Assessments of both individual and corporate performance influence executive compensation levels. The Committee, with Board of Directors' approval, seeks to encourage a performance-based environment that motivates individual performance by recognizing the past year's results and by providing incentives for further improvement in the future. This includes the ability to implement Southern's business plans as well as to react to unanticipated external factors having a significant impact on corporate performance. Compensation decisions for all executives, including the named executive officers and Chief Executive Officer, are based on the same criteria.

  Compensation opportunities are linked to financial and operating performance. For each executive, a significant percentage of compensation each year is at risk, that is, it depends on the accomplishment of challenging performance goals approved and reviewed by the Committee and the Board of Directors. The percentage of compensation at risk for an executive increases with more responsibilities and as opportunities to contribute directly to the success of the organization increase. The performance upon which the incentive compensation program is based is assessed annually to ensure that executives work to support both the current as well as the strategic objectives of Southern and the other subsidiaries of the Company.

                          COMPONENTS OF COMPENSATION

  There are two major components to Southern's compensation program: Base Salary and Management Incentive Compensation Awards.

  Base Salary--A competitive base salary supports the philosophy of management development and career orientation of executives and is consistent with the long-term nature of Southern's business. Southern's compensation philosophy is to pay base salaries to its executive officers that do not exceed the median for comparable positions at other, comparable companies. Base salaries for some executives will be set at a higher level if the Committee concludes (and the Board of Directors agrees) that it is appropriate in light of a particular individual's responsibilities, experience and personal performance. Compensation opportunities must be sufficient to attract and retain the highly qualified individuals the Company needs to succeed.

  Salary budget expenditures and adjustments to the salary structure are a result of annual reviews of competitive positioning (how Southern's salary structure for comparable positions compares with that of other companies), business performance and general economic factors. While there is no specific weighting of these factors, competitive positioning is the primary consideration in setting base salary. Business and other economic factors such as net income and estimates of inflation are secondary considerations in establishing base salary.

  The Committee recommends and the Board of Directors approves the salaries of the President and Chief Executive Officer and the salaries of other elected officers. The Committee met in November 1995 to recommend the 1996 salaries for the President and Chief Executive Officer and to set the 1996 salaries for the other elected officers. The Board of Directors approved the Committee's recommendations. Any changes to these approved salaries must be reviewed by the Committee and approved by the Board of Directors before implementation.

  Mr. Crespo became President and Chief Executive Officer in 1989. His 1996 salary reflects the size and complexity of Southern, as well as his experience and personal contributions to corporate performance.

  Management Incentive Awards--Corporate and individual performance goals are set by the Committee and approved by the Board of Directors. The goals set each year are ones which the Committee believes are challenging in light of all current circumstances. If the financial performance of Southern does not meet a certain threshold level specified by the Board of Directors for that year, then no annual incentive awards would be paid.

  Annual incentive opportunities are designed to provide a strong incentive for executives to increase corporate earnings each year. The program places a significant portion of the executive's annual compensation at risk. As a result of Southern's overall compensation philosophy, approximately one quarter of an executive's total annual cash compensation depends on the achievement of annual performance goals. The amount of compensation at risk increases with the executive's responsibilities. With limited exceptions, base salaries do not exceed the median for comparable positions at comparable companies. If performance goals are met, then an executive's annual cash compensation will total more than the median total annual cash compensation for comparable positions at comparable companies.

  In evaluating the performance of Mr. Crespo, President and Chief Executive Officer, the Committee, in addition to financial performance, considers such factors as ethical business conduct, progress towards strategic plan objectives and the general perception of Connecticut Energy Corporation and Southern by the financial community and customers. Narrow quantitative measures or formulas are not viewed as sufficiently comprehensive for this purpose. Mr. Crespo's 1995 award reflects his significant personal contributions to the business and his leadership which resulted in 1995 performance that was strong relative to the industry. This determination was based on the judgment of the Committee with Board of Director's approval. The combination of Mr. Crespo's base salary and the management incentive award was appropriately positioned relative to other Chief Executive Officers of competitors recognizing the size and business results of these companies relative to Southern.

                                    SUMMARY

  The Committee has the responsibility to ensure that Southern's compensation program satisfies the best interests of the shareholders. The Committee believes that the existing compensation program is competitive and appropriate. Balancing base salaries with management incentive awards is the foundation upon which Southern's stability and business success should be built.

                                          Henry Chauncey, Jr., Chairman
                                          James P. Comer
                                          Richard F. Freeman
                                          Samuel M. Sugden
                                          Christopher D. Turner

EXECUTIVE COMPENSATION

  All of the executive officers of the Company except one are currently officers of Southern. The Company has no existing plan or arrangement to pay any remuneration to such officers in addition to the compensation that they will receive from Southern in their respective capacities as employees of Southern. The salaries paid by Southern during the last three fiscal years ending September 30, 1996 to each of the five most highly compensated executive officers (or executive officers of the Company's subsidiaries) were as follows:

                          SUMMARY COMPENSATION TABLE
                            ANNUAL COMPENSATION (1)

                                                                  ALL OTHER
                NAME AND                       SALARY   BONUS  COMPENSATION (2)
           PRINCIPAL POSITION             YEAR   ($)     ($)         ($)
           ------------------             ---- ------- ------- ----------------
J. R. Crespo............................. 1996 392,500 159,324      9,190
 Chairman, President & CEO                1995 365,000 132,276      7,320
                                          1994 345,000 123,750      7,831
T. A. Trotta............................. 1996 223,917  58,280      4,500
 Exec. VP and COO                         1995 206,000  39,585      4,500
                                          1994 191,875  39,750      4,687
J. R. Tiano.............................. 1996 162,550  38,707      4,500
 VP, General Counsel & Secretary          1995 154,150  32,182      4,500
                                          1994 145,850  41,093      4,375
V. L. Ammann, Jr......................... 1996 139,275  29,059      4,178
 Group VP                                 1995 133,313  26,006      1,559
                                          1994 121,393  33,350      1,213
J. P. Healy.............................. 1996 142,700  21,025      3,923
 VP, Energy Service Planning              1995 140,600  16,915      4,218
                                          1994 137,375  29,614      4,121

--------
(1) None of the persons named received any cash compensation in any of the years shown other than the amounts appearing in the columns captioned "Salary", "Bonus" and "All Other Compensation." None of the perquisites and other personal benefits received by such named persons exceed $50,000 or 10% of the total salary and bonus received by such person for each year shown.
(2) The amounts appearing in this column are cash contributions by Southern to a Section 401(k) plan for each of the named individuals except Mr. Crespo. The amount shown for the years 1996, 1995 and 1994 for Mr. Crespo include premium payments of $4,690, $2,820 and $2,670, respectively, for a renewable term life insurance policy.

PENSION AND RETIREMENT BENEFITS

  The approximate annual retirement benefits payable under the Pension Plan to an individual whose compensation as defined in the Pension Plan is in the classification indicated would be as follows:

                              PENSION PLAN TABLE

                               YEARS OF SERVICE
        --------------------------------------------------------------------
        REMUNERATION       15         20         25         30         35
        ------------    --------   --------   --------   --------   --------
          $125,000      $ 75,000   $ 75,000   $ 75,000   $ 75,000   $ 75,000
          $150,000      $ 90,000   $ 90,000   $ 90,000   $ 90,000   $ 90,000
          $175,000      $105,000   $105,000   $105,000   $105,000   $105,000
          $200,000      $120,000   $120,000   $120,000   $120,000   $120,000
          $225,000      $135,000   $135,000   $135,000   $135,000   $135,000
          $250,000      $150,000   $150,000   $150,000   $150,000   $150,000
          $300,000      $180,000   $180,000   $180,000   $180,000   $180,000
          $400,000      $240,000   $240,000   $240,000   $240,000   $240,000
          $450,000      $270,000   $270,000   $270,000   $270,000   $270,000
          $500,000      $300,000   $300,000   $300,000   $300,000   $300,000
          $550,000      $330,000   $330,000   $330,000   $330,000   $330,000

Remuneration covered for pension purposes is defined as the employee's average annual compensation (which includes taxable compensation and pre-tax employee contribution to Southern's Section 401(k) plan) for those five consecutive years of the employee's last ten years of service yielding the highest such average. Remuneration for pension purposes is the sum of the amounts shown in the Salary and Bonus columns of the Summary Compensation Table.

  The projected years of service for each of the five highest paid executive officers at age 65 are: Mr. Crespo, 19 years; Mr. Trotta, 48 years; Mr. Tiano, 21 years; Mr. Healy, 30 years; and Mr. Ammann, 34 years. The benefits illustrated are payable as life annuities. Except for Mr. Healy, the benefits for the named individuals are not subject to any offset. Mr. Healy's benefits are offset by Social Security benefits.

MANAGEMENT INCENTIVE COMPENSATION PLAN

  Effective October 1, 1992, Southern's Board of Directors adopted amendments to a Management Incentive Compensation Plan ("Compensation Plan") which provides competitive compensation to key employees approved by the Board of Directors to reward them for the achievement of certain corporate and individual objectives. At the beginning of each fiscal year, the Nominating and Salary Committee of the Board of Directors determines key employees and the range of the potential incentive award for each key employee depending upon the degree to which certain financial targets are met and the key employee achieves certain individual objectives. To be eligible for an award, a key employee must be employed by Southern or its affiliates for the entire fiscal year and must be employed at the commencement of the fiscal year, i.e., October 1.

  After the end of each fiscal year, the Nominating and Salary Committee determines the incentive award based upon a participant's attainment of his respective goals and the evaluation of an individual's performance. The individual performance goals vary from participant to participant according to duties. Corporate goals and individual goals are assigned different weighted values from individual to individual in calculating the amount of the award. The time period for the measurement of benefits for key employees is the fiscal year prior to the payment of awards.

  Since awards under the Compensation Plan are based on corporate and individual achievements, there are no pre-set payment schedules. Amounts to be paid for 1996 performances to the executives named in the Summary Compensation Table and all other executive officers as a group will be determined no later than the end of the first quarter of 1997. The Board of Directors has determined that the Compensation Plan shall continue in effect until amended, superseded or rescinded by future resolution of the Board of Directors.

OTHER

  The Boards of Directors has approved employment and deferred compensation agreements with Mr. Crespo. Pursuant to these agreements, Mr. Crespo's base salary was set at the rate of $225,000 per year, subject to upward revision when the salaries of other officers of Southern are revised. The term of the employment agreement is for three years commencing March 24, 1992 and shall be automatically extended on the first day of each succeeding month to end three years from such extension. Mr. Crespo also participates in the Company's Compensation Plan described above. His agreements with the Company and Southern provide for certain compensation and benefits to be paid if his employment is terminated without "Cause," or terminated by him for "Good Reason," or if there is a "Change in Control" of the Company as those terms are defined in the agreements. If there is a "Change in Control," the Company will pay Mr. Crespo his full base salary through the date of termination and all benefits and awards to which he is entitled under benefits plans and policies in effect prior to the "Change in Control." Additionally, the Company will pay Mr. Crespo three times (1) his annual base salary on the effective day of the termination or, if higher, immediately prior to a "Change in Control," (2) the highest bonus he received in the previous five fiscal years or, if higher, during the year in which a "Change in Control" took place, and
(3) amounts paid by the Company to Southern's Section 401(k) Plan on Mr. Crespo's behalf plus an amount equal to thirty five percent (35%) of his annual base salary on the date of termination or, if higher, immediately prior to the "Change in Control" as compensation for medical, life insurance and other benefits lost as a result of termination. If any of the foregoing payments result in the imposition of an excise tax under the Internal Revenue Code, the amount paid to Mr. Crespo will not be reduced because of the imposition of such excise tax.

  If Mr. Crespo terminates his employment for "Good Reason" or if the Company and Southern terminate his employment without "Cause," Mr. Crespo will continue to receive his base salary for the remaining term of the agreement and any amounts payable under the Compensation Plan within twelve (12) months of termination to which he is entitled unless he is receiving payments because of a "Change in Control."

  Mr. Crespo's deferred compensation agreement provides for compensation payments upon retirement or termination of his employment. Under the agreement, if employed by the Company until December 1, 2004, he would be entitled to receive, on retirement or termination of his employment, 65% of the average of his total base pay plus any incentive compensation paid in those five highest paid consecutive years out of the ten years preceding his retirement or termination, less amounts paid under Southern's retirement plans. He will receive lesser amounts if he retires or his termination occurs prior to December 1, 2004. The deferred compensation agreement also contains provisions relating to the election of benefits for his spouse, the receipt of deferred compensation prior to attaining the age of 65, payments in the event of his death or disability, and provisions for supplemental term life insurance.

  During 1996, the Company and Southern entered into agreements with Mr. Trotta, Mr. Tiano and Ms. Forest which, among other things, provide for certain payments to these executives in the event there is a "Change of Control" of the Company.

                            SHARE PERFORMANCE CHART

  The following chart compares the total cumulative return on an investment in the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 C+Stock Index and the Standard & Poor's Utilities Index (which includes telephone, electric, gas pipeline and gas distribution companies) over the last five fiscal years in accord with the rules of the Securities and Exchange Commission:

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG CONNECTICUT ENERGY CORPORATION, S&P 500 INDEX AND S&P UTILITIES INDEX

$225

$200

$175

$150
                        [GRAPH APPEARS HERE]
$125

$100

 $75

 $50
    1991     1992     1993     1994     1995     1996


                        Fiscal Year Ended September 30

                   1991     1992     1993     1994     1995     1996
----------------------------------------------------------------------------
Connecticut ___
Energy              100      124      146      135      129      142
----------------------------------------------------------------------------

S&P         ---     100      111      125      130      169      203
----------------------------------------------------------------------------

S&P Utilities ---   100      114      142      124      158      169
----------------------------------------------------------------------------

Total return assumes reinvestment of all dividends on the payment date. The changes displayed are not necessarily indicative of future returns measured by this, or any method.

                   2. EMPLOYMENT OF INDEPENDENT ACCOUNTANTS

  On October 31, 1996 and November 26, 1996, the Audit Committees of the Boards of Directors of the Company and Southern and the Boards of Directors of the Company and Southern each respectively voted to recommend to the shareholders that Coopers & Lybrand L.L.P. be appointed as the independent accountants to audit the books and affairs of the Company and its subsidiaries and of Southern and its subsidiaries respectively for the fiscal year 1997. Coopers & Lybrand L.L.P. was the independent accountant engaged as the principal accountant to audit the Company's and Southern's books and records for the fiscal year ending September 30, 1996.

  Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting and they will be given the opportunity to make a statement on behalf of their firm if they so desire. They will also be available to respond to appropriate questions from shareholders.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE EMPLOYMENT OF COOPERS & LYBRAND L.L.P. AS DESCRIBED ABOVE.

                      3. 1997 RESTRICTED STOCK AWARD PLAN

  On November 26, 1996, the Company's Board of Directors adopted the 1997 Restricted Stock Award Plan (the "Plan") subject to shareholder approval. The date of the Board's approval of the Plan is the Effective Date of the Plan.

  The purpose of the Plan is to motivate Participants (as defined below) to work to achieve corporate objectives beneficial to the Company and its shareholders by awarding to them shares of the Common Stock of the Company ("Stock") which become vested upon or after achievement of the objectives. The Plan should assist the Company to retain capable officers and other key employees who are eligible to participate in the Plan, and to attract and retain others who may reasonably expect to become Participants in the Plan after a reasonable period of employment with the Company or its Affiliates. It is expected that five senior officers will receive the initial Awards, (if the Plan is approved by shareholders) for the three-year performance period beginning October 1, 1996, and that additional employees may eventually participate in the Plan.

SUMMARY OF PLAN PROVISIONS

  The following Plan Summary is qualified in its entirety by the text of the Plan, a copy of which is included as Exhibit A.

  Administration--The Plan shall be administered by the Nominating and Salary Committee (the "Committee"), which can establish rules and regulations consistent with the terms of the Plan.

  The Committee determines (i) who will receive Awards pursuant to the Plan;
(ii) when Awards will be granted; (iii) the number of shares of Stock to be awarded; (iv) the time within which the Awards may be subject to forfeiture; and (v) all other conditions of each Award. The provisions and amount of the Awards need not be the same with respect to each recipient or with respect to Awards to the same recipient for different performance periods.

  Stock--The Stock to be issued under the Plan shall either be authorized and unissued shares of Stock of the Company or treasury shares held by the Company. No more than 300,000 shares may be issued under the Plan, but the Committee may make appropriate adjustments to the number of shares of Stock available or awarded under the Plan in order to prevent the dilution or enlargement of the shares or rights of any Participant in the event of changes in the corporate capital structure. Shares of Stock issued pursuant to Awards granted under the Plan that are subsequently forfeited can be reincluded in the number of shares available for issuance.

  Eligibility--Any officer or senior salaried employee of the Company or any of its Affiliates, including the executive officers named in the Summary Compensation Table, may be selected by the Committee to become a "Participant" in the Plan. A Participant may receive one or more Awards. No Participant may be awarded more than 180,000 shares of Stock, nor may a Participant receive more than $250,000 in dividends or distributions credited to his or her Account with respect to shares of Stock actually awarded for any one Performance Period.

  Awards--Awards consist initially of Target Awards, actual receipt of some, all or up to 150% of which is conditioned upon satisfaction of performance and vesting conditions. After satisfaction of performance conditions an Award becomes an Actual Award, which is immediately vested.

    (a) The Committee specifies the number of shares of Stock to be issued by the Company to each Participant as a Target Award for each Performance Period (which may overlap an earlier Performance Period with respect to which the Participant has received a Target or Actual Award). A Performance Period is a period of three consecutive fiscal years of the Company.

    (b) At or near the beginning of each Performance Period, the Committee must establish written objective or quantitative performance goals which must be (at least partially) achieved or satisfied for each Participant's Target Award to become an Actual Award. These goals shall be used by the Committee to determine the number of shares earned as an Actual Award at the end of that Performance Period. The Committee is authorized to revise the criteria upon which future Awards are based, but until the Committee changes the criteria, conversion of Target Awards to Actual Awards shall be conditioned upon the achievement of (some, all or more than) one or more stated earnings per share ("EPS") and total shareholder return ("TSR") objectives. EPS shall be measured against a specified budgeted amount and TSR shall be measured against the TSR for a selected group of peers (companies whose activities are similar to those that the Company engages in). In addition, the performance goals of officers and employees of Affiliates may also include earnings objectives set for the Affiliate(s) by which they are employed. Each time a performance goal is established, the Committee may establish any applicable schedule pursuant to which some, all or more than--but never more than 150% -of a Target Award conditioned upon that goal can be earned as an Actual Award. (For example, the Committee might determine that upon achievement of 50% of a performance goal, 50% of the Target Award will become an Actual Award.)

    (c) Within sixty (60) days after the end of a Performance Period, the Committee determines the number of shares earned as an Actual Award for that Performance Period.

    (d) Actual Awards vest on the last day of the Performance Period, subject to the following conditions:

      (i) Termination (except upon death) during a Performance Period prior to conversion of a Target Award to an Actual Award, shall cause forfeiture of the nonvested Target Award. Upon the death of a Participant during a Performance Period, he or she becomes vested in a fraction of the Target Award shares equal to the fraction of the Performance Period that has passed prior to the date of death.

      (ii) Target Awards are converted to Actual Awards upon a Change in Control and vest immediately.

  Possession, Issuance and Delivery of Shares and Dividends; Nontransferability of Stock--Shares of Stock issued as Target Awards will be held by the Company Treasurer or a bank custodian chosen by the Committee until a Target Award becomes a vested Actual Award. During that time, the Participant may vote the shares, but may not sell, pledge, transfer, encumber, or otherwise dispose of the Stock or any rights or interest in the Award. Shares of Stock will be distributed, when vested, only to the applicable Participant or his or her estate.

  Pending the satisfaction of performance and vesting conditions, dividends and distributions on shares of awarded Stock shall be credited as book entries to an "Account" maintained by or on behalf of the Company for each Participant based on the number of shares conditionally awarded. However, only dividends and distributions with respect to shares in an Actual Award which has vested will be distributed from a Participant's Account to the Participant. When dividends are distributed from an Account, there will also be distributed interest equal to six percent per annum, compounded quarterly on the average daily balance in such Account, determined retroactively on the basis of the number of shares actually awarded which have subsequently become vested.

  Amendments, Suspensions and Termination of Plan--The Board or the Committee may terminate the plan, in whole or in part, suspend the Plan, in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Awards under laws of various states (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to employees who are subject to the provisions of Section 16 of the Exchange Act. The Board or Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted thereunder, without the approval of the shareholders of the

Company, provided, however, that no action shall be taken without the approval of the shareholders of the Company which may increase the number of shares of Stock available for Awards (except as provided in case of events such as stock splits or other changes in capital) or withdraw administration of the Plan from the Committee, or permit any person while a member of the Committee to be eligible to receive an Award. Amendments applicable or inapplicable only to Participants who are subject to Section 16 of the Exchange Act are permitted, but no amendment, suspension or termination of the Plan may in any manner affect Awards previously granted without the consent of the Participant to whom shares were previously awarded. The Plan shall terminate upon the earliest occurrence of one of the following events:

    (i) The issuance of all of the shares of Stock authorized to be issued pursuant to the Plan;

    (ii) The vote of the Board or the Committee to terminate the Plan; or

    (iii) Ten (10) years after the Effective Date.

TAX CONSEQUENCES

  Stock awarded to Participants represents compensation to them for their service as employees of the Company or its Affiliates. Unless a Participant elects otherwise under the Internal Revenue Code of 1986 (the "Code"), Participants will be taxed on the fair market value of restricted stock on the date the restrictions lapse or when the shares are otherwise not subject to substantial risk of forfeiture. The Company, subject to Section 162(m) of the Code, will be entitled to a corresponding deduction on its income tax return.

  Participants are responsible for the payment of all federal, state, local and foreign withholding and income taxes in respect of the vesting of restricted stock. To the extent permitted by law, the Company may withhold shares to be issued from a restricted stock award in satisfaction of any applicable withholding obligation.

OTHER INFORMATION

  A favorable vote of the holders of a majority of the Company's Common Stock present, or represented, and voting at the 1997 Annual Meeting of Shareholders is required to approve the Plan. The closing price of the Company's Common Stock on the New York Stock Exchange on December 9, 1996 was $22.125.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE
PLAN.

                      4. NON-EMPLOYEE DIRECTOR STOCK PLAN

  On November 26, 1996, the Company's Board of Directors adopted the Non-Employee Director Stock Plan (the "Plan") subject to shareholder approval. The date of the Board's approval of the Plan is the Effective Date of the Plan.

  The proposed Plan provides that each then-incumbent Non-Employee Director will receive annually 100 shares of the Company's Common Stock in addition to, and not in lieu of, cash compensation for his or her service as a Director. An aggregate of 13,000 shares of Common Stock will be available for issuance under the Plan throughout its ten-year projected life. If approved, the first award will be made on the date of the 1997 Annual Meeting of Shareholders.

SUMMARY OF PLAN PROVISIONS

  The following Plan summary is qualified in its entirety by the text of the Plan, a copy of which is included as Exhibit B.

  Administration--The Plan shall be administered by the Nominating and Salary Committee ("the Committee") appointed by the Board from among its members. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable.

  Eligibility--Each Non-Employee Director will be eligible to participate in the Plan. At present, nine Directors are eligible.

  Amount of Shares--Each Non-Employee Director will receive annually, in addition to, and not in lieu of, cash compensation for his or her service as a Director, 100 shares of Common Stock on the day of the Company's Annual Meeting of Shareholders. The Common Stock to be issued under the Plan shall be made available from treasury or authorized and unissued shares of the Common Stock of the Company.

  Voting and Dividend Rights--All shares distributed will have voting and dividend rights.

  Amendment and Termination--The Plan expires ten years from the Effective Date. The Board of Directors at any time may amend or terminate the Plan, but no such amendment or termination of the Plan may alter or impair any of the rights or benefits of any Non-Employee Director without his or her consent. The Plan also terminates upon the issuance of all of the shares of Common Stock authorized to be issued under the Plan.

  Except for adjustments for certain events such as stock splits and recapitalizations, the Board of Directors may not, without shareholder approval, increase the aggregate number of shares which may be issued under the Plan, materially increase the benefits accruing to participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

NEW PLAN BENEFITS

  The following table sets forth the number of shares of Common Stock which would be granted automatically to Non-Employee Directors if the Plan is approved by the Company's shareholders at the 1997 Annual Meeting of Shareholders.

                    1997 NON-EMPLOYEE DIRECTOR STOCK AWARDS

                                                                          NUMBER
                                                                            OF
                                   POSITION                               SHARES
                                   --------                               ------
      All Non-Employee Directors as a Group (9 persons)..................  900

OTHER INFORMATION

  A favorable vote of the holders of a majority of the Company's Common Stock present, or represented, and voting at the 1997 Annual Meeting of Shareholders is required to approve the Plan. The closing price of the Company's Common Stock on the New York Stock Exchange on December 9, 1996, was $22.125.

  The Board believes that the proposed Plan will promote the interests of the Company and its Affiliates by attracting and retaining Non-Employee Directors who will contribute to the success of the Company and its Affiliates. The Plan will align the interests of the Non-Employee Directors with the Corporation's shareholders by enabling them to increase their proprietary interest in the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

                               5. OTHER MATTERS

  The Board of Directors knows of no other matters to be presented for consideration at the Annual Meeting of Common Shareholders. If any other matter should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                                          By order of the Board of Directors
                                          J. RICHARD TIANO
                                          Secretary

Dated: December 13, 1996

                                                                      EXHIBIT A

                        CONNECTICUT ENERGY CORPORATION

                       1997 RESTRICTED STOCK AWARD PLAN

                                  SECTION I.

                    ESTABLISHMENT, DESIGNATION AND PURPOSE

  The BOARD hereby establishes a plan, designated as the Connecticut Energy Corporation 1997 Stock Award Plan (the "PLAN"). The purpose of the PLAN is to motivate PARTICIPANTS to work to achieve corporate objectives beneficial to the CORPORATION and its shareholders by awarding to them shares of STOCK which become vested upon achievement of the objectives. The PLAN should assist the CORPORATION to retain capable officers and other key employees who are eligible to participate in the PLAN, and to attract and retain others who may reasonably expect to become PARTICIPANTS in the PLAN after a reasonable period of employment with the CORPORATION or its AFFILIATES. Definitions of terms in boldface type are set out in Section XIV.

                                  SECTION II.

                                ADMINISTRATION

  The PLAN shall be administered by the COMMITTEE, which is authorized, in its sole discretion, to establish such rules and regulations, consistent with the terms of this PLAN, as the COMMITTEE deems necessary or advisable for the proper administration of the PLAN and to take such other action in connection with or in relation to the PLAN as the COMMITTEE deems necessary or advisable.

  Each action of the COMMITTEE pursuant to the PLAN, including any AWARD granted thereunder, shall be final and conclusive for all purposes and upon all persons, including, without limitation, the CORPORATION and its AFFILIATES, the COMMITTEE, the BOARD, the affected officers or key employees of the CORPORATION and/or its AFFILIATES and their respective successors in interest.

  The COMMITTEE shall, in its sole discretion, determine (i) which officers and key employees of the CORPORATION and its AFFILIATES (who may also be members of the Board) shall be eligible to receive AWARDS pursuant to the PLAN; (ii) the time or times at which AWARDS will be granted; (iii) the number of shares of STOCK to be awarded; (iv) the time or times within which the AWARDS may be subject to forfeiture; and (v) all other conditions of each AWARD. The provisions and amount of the AWARDS need not be the same with respect to each recipient or with respect to the same recipient for different PERFORMANCE PERIODS.

                                 SECTION III.

                                EFFECTIVE DATE

  The PLAN will become effective upon approval by the Board, subject to approval by the shareholders of the Corporation.

                                  SECTION IV.

                                     STOCK

  The STOCK to be issued under the PLAN shall be made available from treasury or authorized and unissued shares of STOCK of the CORPORATION. The total number of shares of STOCK that may be issued under the PLAN may not exceed 300,000 shares, provided, however, that in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, spin-off, repurchase, share exchange or similar corporate transaction or event affecting the STOCK, the COMMITTEE shall make appropriate adjustments as are necessary to the number of shares of STOCK available or awarded under the PLAN in order to prevent the dilution or enlargement of any rights of any PARTICIPANT with respect to his or her STOCK. Any fractional share resulting from an adjustment pursuant to this section shall be canceled and a cash equivalent shall be credited to the PARTICIPANT'S ACCOUNT. Shares of STOCK issued pursuant to AWARDS granted under the PLAN that are subsequently forfeited pursuant to Section VI shall be reincluded in the number of shares available for issuance under the PLAN.

                                  SECTION V.

                                  ELIGIBILITY

  Any officer or senior salaried employee of the CORPORATION or any of its AFFILIATES may be selected by the COMMITTEE to participate in the PLAN. A PARTICIPANT may be the recipient of one or more AWARDS, as determined from time to time by the COMMITTEE. No PARTICIPANT may acquire pursuant to AWARDS granted under the PLAN more than 180,000 of the shares of Stock available for issue pursuant to the PLAN, nor may a PARTICIPANT receive more than $250,000 in dividends or distributions credited to his or her ACCOUNT with respect to shares of STOCK actually awarded for any one PERFORMANCE PERIOD.

                                  SECTION VI.

                                    AWARDS

  AWARDS, except as otherwise specifically provided in the grant thereof, shall be granted to selected PARTICIPANTS for services rendered to the CORPORATION or to an AFFILIATE by the PARTICIPANT and shall be subject to the following terms and conditions:

    (a) The COMMITTEE shall specify the number of shares of STOCK to be issued by the CORPORATION to each PARTICIPANT as a TARGET AWARD for each PERFORMANCE PERIOD (which may overlap an earlier PERFORMANCE PERIOD with respect to which the PARTICIPANT has received a Target or Actual Award).

    (b) The COMMITTEE shall, pursuant to Section IX hereof, establish objective or quantitative performance goals which must be achieved or satisfied for each PARTICIPANT'S TARGET AWARD to become an ACTUAL AWARD.

    (c) Each time a TARGET AWARD is awarded, the COMMITTEE shall establish any applicable schedule of performance goals pursuant to which percentages (greater, lesser, or equal to 100%, but in no event greater than 150%) of a TARGET AWARD can be earned as an ACTUAL AWARD.

    (d) The RESTRICTED SHARES awarded as a TARGET AWARD shall be issued, subject to and in accordance with the provisions of Section XI hereof, by the CORPORATION to the PARTICIPANT, not later than the beginning of the PERFORMANCE PERIOD (except that as to the PERFORMANCE PERIOD including the fiscal year in which the EFFECTIVE DATE occurs, the performance goals shall be established, the TARGET AWARDS made and RESTRICTED SHARES issued within sixty (60) days following the approval of the PLAN by the shareholders).

    (e) ACTUAL AWARDS earned shall be awarded within sixty (60) days after the end of the applicable PERFORMANCE PERIOD.

    (f) If a CHANGE IN CONTROL occurs during a PERFORMANCE PERIOD, all TARGET AWARD shares shall become ACTUAL AWARDS shares effective as of the date of the CHANGE IN CONTROL.

    (g) ACTUAL AWARDS shall be deemed to have vested on the last day of the PERFORMANCE PERIOD in which the ACTUAL AWARD was earned, subject to the following conditions:

      (i) Any TARGET AWARD which has not VESTED at the time of the PARTICIPANT'S termination of employment with the CORPORATION or an AFFILIATE for any reason (including, without limitation, termination by the CORPORATION with or without cause) other than death, shall be forfeited to the CORPORATION.

      (ii) Upon the DEATH of a PARTICIPANT during a PERFORMANCE PERIOD, a fraction of the TARGET AWARD shares shall be converted to ACTUAL AWARD shares in which the PARTICIPANT is vested at death. The numerator of the fraction shall be the number of whole months in the PERFORMANCE PERIOD, prior to the PARTICIPANT'S death and the denominator of the fraction shall be the number of months in the PERFORMANCE PERIOD.

      (iii) TARGET AWARDS which are converted to ACTUAL AWARDS upon a CHANGE in Control shall vest upon the occurrence of a Change in Control.

                                 SECTION VII.

                          NONTRANSFERABILITY OF STOCK

  Shares of STOCK issued as TARGET AWARDS shall not be transferable by the PARTICIPANT to whom they are issued, and such STOCK may not be sold, exchanged, transferred, pledged, hypothecated, assigned, or otherwise disposed of at any time prior to the VESTING of an ACTUAL AWARD. Any distributions under the PLAN shall be made only to the applicable PARTICIPANT or his or her estate. No Award, sum or other interest under the PLAN shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a PARTICIPANT or any beneficiary under the PLAN to do so shall be void. No interest under the PLAN shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of any PARTICIPANT or his or her estate.

                                 SECTION VIII.

                    REGISTRATION, POSSESSION, ISSUANCE AND
                       DELIVERY OF SHARES AND DIVIDENDS

  (a) Each grant of STOCK under the PLAN shall be immediately registered on the transfer ledgers of the CORPORATION in the name of the PARTICIPANT who receives the grant. From the date of such transfer on the books of the CORPORATION, each PARTICIPANT shall be entitled to vote such STOCK as the record owner thereof. Prior to the end of the PERFORMANCE PERIOD, such rights to vote shall relate to the shares issued as a TARGET AWARD; thereafter, such rights shall be based upon the number of shares, if any, comprising the ACTUAL AWARD. Possession of the certificate representing shares of STOCK shall be retained by the Treasurer of the CORPORATION for the benefit of each PARTICIPANT until the provisions of the PLAN relating to the removal of restrictions have been satisfied and the PARTICIPANT has become VESTED as to particular shares of STOCK. Thereupon, the Treasurer of the CORPORATION shall promptly deliver the certificates for such shares to the PARTICIPANT. Notwithstanding any other provision of the PLAN, the grant, issuance or delivery of any shares of STOCK may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the grant, issuance or delivery of such shares. The CORPORATION shall not be obligated to grant, issue or deliver any such shares if the grant, issuance or delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

  (b) EACH PARTICIPANT will be entitled to receive all cash dividends and other distributions made with respect to the STOCK granted under the PLAN as a vested ACTUAL AWARD. Cash dividends on the STOCK shall be credited to each PARTICIPANT'S ACCOUNT if, as and when dividends are declared and paid by the Corporation with respect to its outstanding shares of common stock. In the case of dividends paid in property other than cash, the amount of the dividend shall be deemed to be the fair market value of the property at the time of the payment of the dividend, as determined in good faith by the COMMITTEE and shall be credited to the PARTICIPANT'S ACCOUNT. Pending the satisfaction of performance and vesting conditions, such dividends and distributions shall be credited based on the number of SHARES conditionally awarded. Only dividends and distributions with respect to shares in an ACTUAL AWARD which has VESTED shall be distributed from a PARTICIPANT'S ACCOUNT to the PARTICIPANT. As of the date the ACCOUNT is distributed, such ACCOUNT shall be credited with interest equal to six percent per annum, compounded quarterly on the average daily balance in such ACCOUNT, determined retroactively on the basis of the number of shares actually awarded which have subsequently become VESTED.

  (C) All of the shares of STOCK granted to a PARTICIPANT under the PLAN, together with all cash dividends and interest thereon accumulated in the PARTICIPANT'S ACCOUNT, shall become free of restrictions imposed by this Section and shall be distributed to the PARTICIPANT entitled thereto when the PARTICIPANT'S interest therein becomes VESTED.

                                  SECTION IX.

                               PERFORMANCE GOALS

  Performance goals shall be established in writing by the COMMITTEE for each PARTICIPANT for each PERFORMANCE PERIOD not later than ninety (90) days after the beginning of the PERFORMANCE PERIOD to which they relate and shall be used by the COMMITTEE to determine the number of shares earned as an ACTUAL AWARD at the end of that PERFORMANCE PERIOD. The COMMITTEE is authorized to revise the criteria upon which AWARDS are based prior to the commencement of any Performance Period; however, once the Committee has established the performance goals for a particular Performance Period, the criteria for that Performance Period may not be revised. Conversion of TARGET AWARDS to ACTUAL AWARDS shall be conditioned upon the achievement of (some, all or more than) one or more stated earnings per share ("EPS") and total shareholder return ("TSR") objectives. EPS shall be measured against a specified budgeted amount and TSR shall be measured against the TSR for a selected group of peers (companies whose activities are similar to those that the CORPORATION engages in). In addition, the performance goals of officers and employees of AFFILIATES may also include earnings objectives set for the AFFILIATE(S) by which they are employed.

                                  SECTION X.

                                 TAX TREATMENT

  STOCK awarded to PARTICIPANTS represents compensation to them for their service as employees of the CORPORATION or its AFFILIATES. The CORPORATION shall require the withholding of any and all taxes that the CORPORATION believes to be required to be withheld by any government or agency thereof. The CORPORATION, in its discretion, may withhold STOCK in lieu of cash, with the CORPORATION remitting to the appropriate TAX authorities the FAIR market value of the STOCK withheld. The PARTICIPANT or his or her estate shall bear all taxes, irrespective of whether withholding is required.

                                  SECTION XI.

                AMENDMENTS, SUSPENSIONS AND TERMINATION OF PLAN

  The BOARD or the COMMITTEE may terminate the plan, in whole or in part, suspend the PLAN, in whole or in part from time to time, and may amend the PLAN from time to time, including the adoption of amendments deemed necessary or desirable to qualify the AWARDS under laws of various states (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to employees who are subject to the provisions of Section 16 of the EXCHANGE ACT. The BOARD or COMMITTEE may correct any defect or supply an omission or reconcile any inconsistency in the PLAN or in any AWARD granted thereunder, without the approval of the shareholders of the CORPORATION, provided, however, that no action shall be taken without the approval of the shareholders of the CORPORATION which may increase the number of shares of STOCK available for AWARDS or withdraw administration of the PLAN from the COMMITTEE (except as provided in Section IV), or permit any person while a member of the COMMITTEE to be eligible to receive an AWARD. Without limiting the foregoing, the BOARD or the COMMITTEE may make amendments applicable or inapplicable only to PARTICIPANTS who are subject to Section 16 of the EXCHANGE ACT. No amendment, termination or suspension of the PLAN shall in any manner affect AWARDS previously granted without the consent of the PARTICIPANT to whom shares were previously awarded. The PLAN shall terminate upon the earliest occurrence of one of the following events:

  (i) The issuance of all of the shares of STOCK authorized to be issued pursuant to the PLAN;

  (ii) The vote of the BOARD or the COMMITTEE to terminate the PLAN; or

  (iii) Ten (10) years after the EFFECTIVE DATE.

                                 SECTION XII.

                      RESTRICTIVE LEGEND AND STOCK POWER

  (A) Each certificate evidencing RESTRICTED SHARES shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such STOCK. Any attempt to dispose of such STOCK in contravention of such terms, conditions, and restrictions shall be ineffective. The COMMITTEE may adopt rules which provide that the certificates evidencing such shares may be held in custody by a bank or other institution, or that the CORPORATION may itself hold such shares in custody until the restrictions thereon shall have lapsed and may require, as a condition of any AWARD, that the recipient PARTICIPANT shall have delivered to the custodian bank or the Treasurer of the CORPORATION a stock power endorsed in blank relating to the STOCK evidenced by such certificate.

  (B) As a condition of participation in the PLAN, each PARTICIPANT to whom a TARGET AWARD is granted agrees that the certificates for the RESTRICTED SHARES may be inscribed with the following legend:

  "The shares of the CORPORATION'S common stock evidenced by this certificate are subject to the terms and restrictions of the CORPORATION'S 1997 Restricted Stock Plan; such shares are subject to forfeiture or cancellation under the terms of said PLAN; and such shares shall not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of said PLAN, a copy of which PLAN is available from the CORPORATION upon request."

                                 SECTION XIII.

                                 GOVERNING LAW

  The PLAN and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Connecticut.

                                 SECTION XIV.

                                   GLOSSARY

  (A) "ACCOUNT" means the internal account maintained by or on behalf of the CORPORATION in which cash dividends and interest thereon are accumulated for the benefit of each PARTICIPANT in the Plan. The ACCOUNTS established for PARTICIPANTS are merely an administrative convenience and the CORPORATION shall not be required to segregate any cash or other property of the CORPORATION. Any amounts which become payable to a PARTICIPANT shall be paid from the general assets of the CORPORATION.

  (b) "AFFILIATE" shall have the meaning ascribed to that term in Rule 12b-2 of the General Rules as and Regulations under the EXCHANGE ACT as in effect on the EFFECTIVE DATE.

  (c) An "AWARD" has two components:

    (i) A "TARGET AWARD" which consists of a conditional grant of RESTRICTED SHARES to a PARTICIPANT at the beginning of a PERFORMANCE PERIOD; and

    (ii) An "ACTUAL AWARD", which consists of an unconditional grant of entitlement (upon satisfaction of any applicable VESTING conditions) to shares equal in number to none, some, all or more than all (but in no event, more than 150%) of the RESTRICTED SHARES issued as a TARGET AWARD as to which the performance goals have been satisfied.

  (d) "BOARD" means the Board of Directors of the Corporation.

  (e) A "CHANGE IN CONTROL" of the Corporation shall be deemed to have occurred if:

    (i) Any PERSON is or becomes an ACQUIRING PERSON;

    (ii) LESS than 2/3 of the total membership of the BOARD shall be CONTINUING DIRECTORS; or

    (iii) The shareholders of the CORPORATION shall approve a merger or consolidation of the CORPORATION or a plan of complete liquidation of the CORPORATION or an agreement for the sale or disposition by the CORPORATION of all or substantially all of the CORPORATION'S assets.

  In connection with the preceding definition of "CHANGE IN CONTROL", the capitalized terms appearing in boldface type herein are defined as follows:

    (iv) "ACQUIRING PERSON" means any PERSON who is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the EXCHANGE ACT of securities of the CORPORATION representing 20% or more of the combined voting power of the CORPORATION'S then outstanding voting securities, unless such person has filed with respect to its holdings and continues to hold such securities for investment in a manner qualifying such PERSON to utilize
  Schedule 13G and all required amendments thereunder with respect to its holdings and continues to hold such securities for investment in a manner qualifying such person to utilize Schedule 13G for reporting of ownership.

    (v) "AFFILIATE" and "ASSOCIATE" shall have the respective meaning ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the EXCHANGE ACT as in effect on the EFFECTIVE DATE hereof.

    (vi) "CONTINUING DIRECTORS" means any member of the BOARD who was a member of the BOARD prior to the date hereof and any successor of a CONTINUING DIRECTOR while such successor is a member of the BOARD who is not an ACQUIRING PERSON or an AFFILIATE or an ASSOCIATE of an ACQUIRING PERSON and who is recommended or elected to succeed the CONTINUING DIRECTOR by a majority of the CONTINUING DIRECTORS.

    (vii) "PERSON" shall have the meaning assigned to it in Section 13d and 14d of the EXCHANGE ACT.

  (f) "COMMITTEE" means the Nominating and Salary Committee appointed by the BOARD from among its members who are both OUTSIDE DIRECTORS and NON-EMPLOYEE DIRECTORS, as from time to time constituted.

  (g) "CORPORATION" means Connecticut Energy Corporation, a corporation organized and existing under the laws of the State of Connecticut or its successor.

  (h) "EFFECTIVE DATE" means the date of adoption of the PLAN by the BOARD, subject to the subsequent approval of the PLAN by the CORPORATION'S shareholders.

  (i) "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended.

  (j) "NON-EMPLOYEE DIRECTOR" means a member of the BOARD who satisfies the definition of that term as set forth in Rule 16b-3(b)(3)(i) of the EXCHANGE ACT rules.

  (k) "OUTSIDE DIRECTOR" means a member of the BOARD who satisfies the definition of that term as set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations thereunder.

  (l) "PARTICIPANT" means an employee of the CORPORATION or one of its AFFILIATES who has been selected by the COMMITTEE to receive an AWARD.

  (m) "PENSION PLAN" means The Southern Connecticut Gas Company Pension Plan for Salaried and Certain Other Employees.

  (n) "PERFORMANCE PERIOD" means a three-year period comprising three fiscal years of the CORPORATION.

  (o) "PLAN" means this Connecticut Energy Corporation 1997 Restricted Stock Award Plan.

  (p) "RESTRICTED SHARES" means shares of STOCK issued to a PARTICIPANT as a TARGET AWARD subject to the conditions imposed thereon by the COMMITTEE until such time as such shares become VESTED in the PARTICIPANT.

  (q) "STOCK" means the CORPORATION'S Common Stock, $1.00 par value.

  (r) To "VEST" means, with respect to a Participant's interest in shares of STOCK, that such interest has become nonforfeitable.

                                                                      EXHIBIT B

                        CONNECTICUT ENERGY CORPORATION

                       NON-EMPLOYEE DIRECTOR STOCK PLAN

                                  SECTION I.

                    ESTABLISHMENT, DESIGNATION AND PURPOSE

  The BOARD hereby establishes a plan, designated as the Non-Employee Directors Stock Plan of Connecticut Energy Corporation (the "PLAN"). The purpose of the PLAN is to align the interests of NON-EMPLOYEE DIRECTORS with the CORPORATION'S shareholders by awarding STOCK to NON-EMPLOYEE DIRECTORS. The PLAN should assist the CORPORATION in attracting and retaining capable NON-EMPLOYEE DIRECTORS who are committed to furthering the success of the CORPORATION and its AFFILIATES in ways that are reflected in the market value of the CORPORATION'S shares. Definitions of words in boldface type are contained in Section XII.

                                  SECTION II.

                                ADMINISTRATION

  The PLAN shall be administered by the COMMITTEE, which is authorized, in its sole discretion, to establish such rules and regulations, consistent with the terms of this PLAN, as the Committee deems necessary or advisable for the proper administration of the PLAN, to administer the PLAN and to take such other action in connection with or in relation to the PLAN as the COMMITTEE deems necessary or advisable.

                                 SECTION III.

                                EFFECTIVE DATE

  The PLAN will become effective upon adoption by vote of the BOARD, subject to approval by the shareholders of the CORPORATION.

                                  SECTION IV.

                                     STOCK

  The STOCK to be issued under the PLAN shall be made available from treasury or authorized and unissued shares of STOCK of the CORPORATION. The total number of shares of STOCK that may be issued under the PLAN may not exceed 13,000, provided, however, that in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, spin-off, repurchase, share exchange or similar corporate transaction or event affecting the STOCK, the COMMITTEE shall make appropriate adjustments as are necessary to the number of shares of STOCK that may be awarded under the PLAN in order to prevent the dilution or enlargement of any rights of any NON-EMPLOYEE DIRECTOR.

                                  SECTION V.

                                  ELIGIBILITY

  All NON-EMPLOYEE DIRECTORS shall be eligible to participate in the PLAN.

                                  SECTION VI.

                                    AWARDS

  Each NON-EMPLOYEE DIRECTOR incumbent on the Effective Date will be awarded one hundred (100) shares of STOCK on the date of the meeting of the BOARD following the CORPORATION'S 1997 Annual Meeting of Shareholders. Each year at the meeting of the BOARD following the CORPORATION'S annual meeting of shareholders, each then-incumbent NON-EMPLOYEE DIRECTOR will be awarded 100 shares of STOCK. Such STOCK may be awarded upon such other conditions or subject to such restrictions, not inconsistent with the provisions of the PLAN, as the COMMITTEE shall deem appropriate.

                                 SECTION VII.

                           TRANSFERABILITY OF STOCK

  Unless awarded pursuant to conditions or restrictions specified by the COMMITTEE at the time of award, shares of STOCK awarded pursuant to the PLAN shall not be subject to restrictions on transferability, exchange, sale or assignment.

                                 SECTION VIII.

                             DISTRIBUTION OF STOCK

  Unless otherwise specified by the COMMITTEE at the time of award, shares of STOCK shall be issued (and transferred on the books of the CORPORATION to the names of) to the respective NON-EMPLOYEE DIRECTORS to whom awarded, effective as of the date of award, on or as soon after the date of award as is reasonably feasible. From the date of such transfer on the books of the CORPORATION, each NON-EMPLOYEE DIRECTOR shall be the absolute owner of the STOCK issued to him or her, respectively and, as such owner, shall be entitled to receive dividends and to vote such STOCK as the record owner thereof.

                                  SECTION IX.

                                 TAX TREATMENT

  STOCK awarded to NON-EMPLOYEE DIRECTORS shall be in addition to, and not in lieu of, compensation to them for their service as directors of the CORPORATION. For accounting and tax treatment purposes, STOCK shall be valued at the closing price of the STOCK as reported in the Wall Street Journal (or other reputable publication containing daily price quotations of the STOCK) as of the close of trading on the business day next preceding the date of grant of the award (or, in the event of a grant subject to restrictions justifying deferral of inclusion in income, the date as of which such restrictions lapse).

                                  SECTION X.

                      AMENDMENTS AND TERMINATION OF PLAN

  The PLAN may be terminated or amended in whole or in part at any time by the BOARD; provided, however, that the BOARD may not, without further approval of the CORPORATION'S shareholders, increase the number of shares of STOCK which may be issued under the PLAN, (except as may be necessary to effect an adjustment pursuant to Section IV hereof) materially increase the benefits accruing to NON-EMPLOYEE DIRECTORS under the PLAN or materially modify the requirements for eligibility to participate in the PLAN. The President or any Vice President of the CORPORATION, with the concurrence of the Vice President and General Counsel, is authorized to make administrative modifications to the PLAN deemed necessary or desirable in order to conform provisions of the PLAN to the requirements of federal or state laws applicable to the CORPORATION. No amendment or termination of the PLAN shall alter or impair any rights or benefits accruing under the PLAN to a NON-EMPLOYEE DIRECTOR without the express consent of such NON-EMPLOYEE DIRECTOR. The PLAN shall terminate upon the earliest occurrence of one of the following events:

    (i) The issuance of all of the shares of STOCK authorized to be issued pursuant to Section IV of the PLAN;

    (ii) The vote of the BOARD to terminate the PLAN; or

    (iii) Ten (10) years after the EFFECTIVE DATE.

                                  SECTION XI.

                                 GOVERNING LAW

  The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Connecticut.

                                 SECTION XII.

                                   GLOSSARY

  (i) "AFFILIATE" shall have the meaning ascribed to that term in Rule 12b-2 of the General Rules and Regulations under the EXCHANGE ACT as in effect as of the EFFECTIVE DATE.

  (ii) "BOARD" means the Board of Directors of the CORPORATION.

  (iii) "COMMITTEE" means the Nominating and Salary Committee appointed by the BOARD from among its members, as from time to time constituted.

  (iv) "CORPORATION" means Connecticut Energy Corporation, a corporation organized and existing under the laws of the State of Connecticut or its successors.

  (v) "EFFECTIVE DATE" means the date of adoption of the PLAN by the BOARD, subject to the subsequent approval of PLAN by the CORPORATION'S shareholders.

  (vi) "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended.

  (vii) "NON-EMPLOYEE DIRECTOR" means a member of the BOARD who is not an employee of the CORPORATION or of any of its AFFILIATES and who was not employed by the CORPORATION or any of its AFFILIATES for a period twelve (12) months preceding such individual's election to the BOARD.

  (viii) "PLAN" means the Non-Employee Directors Stock Compensation Plan of Connecticut Energy Corporation.

  (ix) "STOCK" means the CORPORATION'S Common Stock, $1.00 par value.

                           TRAVEL DIRECTIONS TO THE
                           TRUMBULL MARRIOTT HOTEL:

  IF YOU'RE DRIVING TO THE HOTEL FROM THE MERRITT PARKWAY NORTH BOUND (direction toward New Haven): Take Exit 51; turn right off ramp onto Rte. 108 South (Nichols Ave.); drive 1/2 mile; turn left onto Hawley Lane, hotel will be 3/10 of a mile on the left side of the road.

  IF YOU'RE DRIVING TO THE HOTEL FROM THE MERRITT PARKWAY SOUTH BOUND (direction toward Bridgeport/New York): Take Exit 52; follow Rte. 108 signs; turn left off ramp onto Rte. 108 South (Nichols Ave.); drive 3/10 of a mile; turn left onto Hawley Lane, hotel will be 3/10 of a mile on the left side of the road.

  IF YOU'RE DRIVING TO THE HOTEL FROM INTERSTATE 95: Take Exit 27A (Rtes. 8 &
25), Follow Rte. 8 (at fork, stay on Rte. 8, which is the right side of the fork) to Exit 8; turn left off ramp, turn right at first stoplight onto Rte. 108 South (Nichols Ave.); make a quick left at first stoplight onto Hawley Lane, hotel will be 3/10 of a mile on the left side of the road.

                                                                        PROXYCRD

                        CONNECTICUT ENERGY CORPORATION

                       PROXY SOLICITED ON BEHALF OF THE
                 BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                COMMON SHAREHOLDERS TO BE HELD JANUARY 28, 1997

     The undersigned hereby appoints Henry Chauncey, Jr., Richard M. Hoyt and Christopher D. Turner and each of them, with power of substitution, proxies and agents of the undersigned to vote at the Annual Meeting of the Common Shareholders of Connecticut Energy Corporation (the "Company"), to be held in the Grand Ballroom of the Trumbull Marriott Hotel, 180 Hawley Lane, Trumbull, Connecticut on Tuesday, January 28, 1997 at 10:00 A.M., and at any adjournment thereof, all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present for the following matters:

                        (Continued on the reverse side)

                        PLEASE SIGN ON THE REVERSE SIDE

                                                               PROXYCARD, PG. 2

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR proposals 1, 2, 3, and 4.

Election of Directors

1.   Nominees:  J. R. Crespo, Richard F. Freeman and Newman M. Marsilius, III

            For                   Withheld

          ________                ________

          _______________________________________
          For all nominees except as noted above

     MARK HERE FOR
     ADDRESS CHANGE AND      ______
     NOTE BELOW

2. TO APPROVE THE APPOINTMENT OF COOPERS & LYBRAND as the independent public accountants to audit the books and affairs of the Company, and the subsidiaries of both it and of The Southern Connecticut Gas Company for the fiscal year 1997.

            For              Against              Withheld

          _______            _______              ________

3.   TO APPROVE THE ADOPTION OF THE 1997 RESTRICTED STOCK AWARD PLAN.

            For              Against              Withheld

          _______            _______              ________

4.   TO APPROVE THE ADOPTION OF THE NON-EMPLOYEE DIRECTOR STOCK PLAN.

            For              Against              Withheld

          _______            _______              ________

5.   To transact such other business as may properly come before the meeting.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                   Signature:__________________ Date________
                   Signature:__________________ Date________